Exhibit 10.1

TERMINATION AGREEMENT dated as of February 17, 2026 between
Bread Financial Holdings, Inc. and [DEALER]

THIS TERMINATION AGREEMENT (this “Agreement”) with respect to the Capped Call Confirmations (as defined below) is made as of February 17, 2026, between Bread Financial Holdings, Inc. (“Company”) and [Dealer] (“Dealer”).

WHEREAS, Company issued USD 316,250,000 principal amount of 4.25% Convertible Senior Notes due 2028 (the “Convertible Notes”) pursuant to an Indenture dated as of June 13, 2023 between Company and U.S. Bank Trust Company, National Association, as trustee;

WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Call Option Transaction (the “Base Call Option Transaction”) pursuant to an ISDA confirmation dated as of June 8, 2023, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 275,000 call options (as amended, modified, terminated or unwound from time to time, the “Base Capped Call Confirmation”);

WHEREAS, in connection with the exercise of the option by the initial purchasers of the Convertible Notes to purchase additional Convertible Notes, Company and Dealer entered into an Additional Call Option Transaction (the “ Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Capped Call Transactions”) pursuant to an ISDA confirmation dated as of June 12, 2023, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 41,250 call options (as amended, modified, terminated or unwound from time to time, the “Additional Capped Call Confirmation” and, together with the Base Capped Call Confirmation, the “Capped Call Confirmations”); and

WHEREAS, Company and Dealer have agreed to effect a full termination of the Capped Call Transactions on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Capped Call Confirmations.

2.Termination. Notwithstanding anything to the contrary in the Capped Call Confirmations, Company and Dealer agree that, effective on the date hereof (i) each Capped Call Transaction shall automatically terminate and all of the respective rights and obligations of the parties under each Capped Call Confirmation shall be terminated, canceled and extinguished, and (ii) in connection therewith Dealer shall be required to deliver to Company on the Final Settlement Date (as defined below) a number of Shares equal to the Settlement Amount (as defined below) pursuant to Sections 3 and 4 below.

3.Procedures for Hedge Adjustment. On [February 18, 2026] [February 19, 2026] [February 20, 2026] [February 23, 2026] [February 24, 2026]1 (such date, subject to the proviso below and together with any additional dates provided in the final sentence of Section 4, each, a “Hedge Adjustment Date”) Dealer (or an affiliate of Dealer), for the account of Dealer, shall adjust its hedge position in respect of the termination of the Capped Call Transactions hereunder; provided, that if the first scheduled Hedge Adjustment Date specified above is not a Trading Day, the Hedge Adjustment Date shall be the first Valid Day following such scheduled Hedge Adjustment Date. “Valid Day” means the Hedge Adjustment Date set forth above and every fifth scheduled Trading Day thereafter, in each case, that is also a Trading Day. “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on The New York Stock Exchange. “Market
1 Insert date applicable to dealer.

Disruption Event” means (i) a failure by The New York Stock Exchange to open for trading during its regular trading session or (ii) a Trading Halt. “Trading Halt” means the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Shares for more than one 45-minute period in the aggregate during regular trading hours of any suspension of trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Shares.

4.Termination Delivery. On the business day following the final Hedge Adjustment Date or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Final Settlement Date”), Dealer shall deliver to Company, to the account specified in Section 7 hereof, a number of Shares equal to the Settlement Amount. The “Settlement Amount” shall mean a number of Shares, rounded to the nearest whole Share, determined by Dealer pursuant to the table set forth in Schedule A attached hereto (using linear interpolation or commercially reasonable extrapolation by Dealer, as applicable, to determine the Settlement Amount for any Average VWAP not specifically appearing in Schedule A). “Average VWAP” means the arithmetic average of the Daily VWAPs for each Hedge Adjustment Date; provided, that if no Hedge Adjustment Date occurs on or prior to the date specified in the proviso to the last sentence of this Section 4, the “Average VWAP” shall be the market value of one Share on such date, as determined by Dealer in a commercially reasonable manner using, if practicable, a volume-weighted average method (it being understood that, if requested by Company together with Company’s written representation to the effect of Section 5(e) hereof, Dealer shall consult in good faith with Company in any such valuation, provided that the commercially reasonable determination of Dealer shall be binding and such consultation shall not materially delay the settlement of this Agreement); provided, further that Dealer agrees to be bound by the final sentence of Section 4 (Calculation Agent) of the Capped Call Confirmations for purposes of the foregoing determination as if Dealer were the “Calculation Agent”. “Daily VWAP” means, for any Valid Day, the Rule 10b-18 (as defined below) per share volume-weighted average price as displayed under the heading “SEC 10b-18” on Bloomberg page “BFH <Equity> AQR SEC” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the time 10 minutes prior to the scheduled close of trading of the primary trading session on such Valid Day observed at 4:15 p.m. New York City time (or if such volume-weighted average price is unavailable, the market value of one Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Company based on Rule 10b-18 eligible transactions in the Shares on such day). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. If Dealer determines, in the case of clause (x) below, in its commercially reasonable judgment or, in the case of clause (y) below, based on advice of counsel, that on any Hedge Adjustment Date an extension of the number of Hedge Adjustment Dates is reasonably necessary or appropriate (x) to preserve Dealer’s commercially reasonable hedge adjustment activity hereunder in light of existing liquidity conditions or (y) to enable Dealer to effect purchases or sales of Shares in connection with its commercially reasonable hedge adjustment activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements of organizations with jurisdiction over Dealer or its affiliates, or with related policies and procedures adopted by Dealer in good faith so long as such policies and procedures are generally applicable in similar situations and applied in a non-discriminatory manner, then the number of Hedge Adjustment Dates and the Settlement Amount shall be adjusted by Dealer in its good faith, commercially reasonable discretion to account for such extension; provided, that any additional Hedge Adjustment Date shall occur on the first Valid Day following the first Hedge Adjustment Date as provided in Section 3 and, if determined by Dealer in accordance with the standards provided in this Section 4, shall continue with each Valid Day thereafter; provided, further that no additional Hedge Adjustment Date shall occur after [February 25, 2026] [February 26, 2026] [February 27, 2026] [March 2, 2026] [March 3, 2026].2

5.Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

    (a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government
2 Insert date applicable to dealer.

applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) it is not in possession of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(g) it (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act) shall not, without the prior written consent of Dealer, directly or indirectly purchase any Shares (including by means of a derivative instrument), listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) on any Hedge Adjustment Date, except through Dealer or an affiliate of Dealer. However, the foregoing shall not (a) limit Company’s ability, pursuant to its employee incentive plan or dividend reinvestment program, to re-acquire Shares from employees in connection with such plan or program, (b) limit Company’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Company’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions, (e) limit Company’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with Company’s compensation policies for directors, officers and employees or any agreements with respect to the compensation of directors, officers or employees of any entities that are acquisition targets of Company, or (f) limit Company’s entry into any agreement(s) substantially similar to this Agreement with one or more other dealers, so long as either (x) such other agreement(s) do not contemplate any “hedge adjustment dates” or (y) no “hedge adjustment date” under such other agreement(s) is a Hedge Adjustment Date under this Agreement.

6.Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;
(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) on the date hereof, it remains a party to the Capped Call Confirmations to the full extent as on the date of execution thereof and it has not assigned or purported to assign any interest in the Capped Call Confirmations to any affiliate or any third party; and

(f) on any Hedge Adjustment Date or scheduled Hedge Adjustment Date, it agrees to use commercially reasonable efforts to make all purchases of Shares in connection with this Agreement (other than any purchases made by Dealer or its affiliate in connection with dynamic hedge adjustments of Dealer’s exposure to the Transactions as a result of any equity optionality contained in the Transactions) in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Exchange Act (“Rule 10b-18”), as if such rule was applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s reasonable control; provided that, without limiting the generality of the foregoing, Dealer shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of Company or an affiliated purchaser pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).

7.Account Information for Delivery of the Settlement Amount to Company:

Computershare (TA # 50150)
CUSIP (BFH): 018581108

8.Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10.No Reliance, Etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11.FINRA Sophistication. Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.

12.[Insert Dealer Boilerplate, If Applicable]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[Dealer]
By:
Name: Title:

Bread Financial Holdings, Inc.
By:
Name: Title:
[Signature Page to Capped Call Termination Agreement]

Schedule A

The Settlement Amount shall be determined by Dealer according to the table below.

Average VWAP	Settlement Amount
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]
USD [___]	[____]

Dealer may adjust the table above upon the occurrence of any event or condition that would have allowed Dealer to adjust the terms of the Capped Call Transactions under the Capped Call Confirmations. In making any adjustment pursuant to the immediately preceding sentence, Dealer shall be bound by the same obligations of the Calculation Agent as set forth in the Capped Call Confirmations.

A-1